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                                                                   EXHIBIT 10.22

                              PEGASUS SYSTEMS, INC.

                      SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN


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                                TABLE OF CONTENTS

           ARTICLE I       ESTABLISHMENT AND PURPOSE                                   PAGE
                                                                                       ----

                 1.1       Establishment                                                 1
                 1.2       Purpose                                                       1

           ARTICLE II      DEFINITIONS AND CONSTRUCTION

                 2.1       Definitions                                                   2
                 2.2       Construction                                                  5

           ARTICLE III     PARTICIPATION

                 3.1       Selection of Participants                                     6

           ARTICLE IV      BENEFITS

                 4.1       Eligibility for Benefits                                      7
                 4.2       Amount of Benefits                                            7
                 4.3       Form of Payment                                               8
                 4.4       Optional From of Payment                                      8

           ARTICLE V       FUNDING AND OTHER MATTERS

                 5.1       Funding                                                       9
                 5.2       Continued Employment                                          9
                 5.3       Restriction on Assignment                                     9
                 5.4       Binding on Company, Participants and
                               Their Successors                                          9
                 5.5       Governing Law                                                 9
                 5.6       Severability                                                  9

           ARTICLE VI      ADMINISTRATION

                 6.1       Administration                                                10
                 6.2       Finality of Determination                                     10
                 6.3       Expenses                                                      10
                 6.4       Indemnification and Exculpation                               10

           ARTICLE VII     AMENDMENT AND TERMINATION
                 7.1       Amendment and Termination                                     11


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                              PEGASUS SYSTEMS, INC.

                      SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN





                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE

          1.1 Establishment. Pegasus Systems, Inc. hereby establishes the PEGASUS SYSTEMS, INC. SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN, effective as of January 1, 2000.

         1.2 Purpose. The purpose of this Plan is to provide supplemental retirement benefits to certain selected management employees of the Company on the terms and conditions set forth herein.


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                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

          2.1 Definitions. The following words and phrases shall have the meaning set forth below unless a different meaning is plainly required by the context:

              (a) The term "ACCRUED BENEFIT" shall mean a Participant's monthly retirement benefit equal to 3% of the Participant's Final Average Compensation multiplied by the Participant's Years of Service, not to exceed 60% of the Participant's Final Average Compensation. However, the maximum benefit for the Chief Executive Officer of the Company is 70% of Final Average Compensation.

              (b) The term "ACTUARIALLY EQUIVALENT" shall mean a benefit differing in time, period, and/or manner of payment from a specified benefit provided under this Plan, but having the same value at the date of commencement of benefits when computed using the 1994 GAM Static Male Table and an interest rate of 8% compounded annually.

              (c) The term "BENEFICIARY" shall mean the person or persons designated by a Participant to receive payment of all or a designated portion of the Participant's benefit payable under this Plan in the event of the Participant's death. In the event of the Participant's death, the Company shall make benefit payments payable under this Plan to the Participant's Beneficiary. Any payment made by the Company to the Participant's Beneficiary in good faith shall fully discharge the Company from its obligations with respect to such payment, and the Company shall have no further obligation to see to the application of any money so paid.

              (d) The term "BENEFIT COMMENCEMENT DATE" shall mean the first day a benefit is paid to a Participant under this Plan.

              (e)    The term "CAUSE " shall mean:

                     (i) "cause" (or any corresponding term) as defined in the employment agreement then in effect between the Company and the Participant; or

                     (ii) If there is no employment agreement then in effect between the Company and the Participant, a reason which is based on the Participant's dishonest conduct, which is materially injurious to the Company. For this purpose, a determination of whether dishonest conduct materially injurious to the Company has been committed by the Participant shall be made by the Compensation Committee in good faith only after a full investigation of such alleged dishonest conduct and after an opportunity has been given the Participant to present the Participant's case to the


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                            Compensation Committee. The decision made by the
                            Compensation Committee shall be final and binding on the Participant and other persons affected by such decision.

                     (f) The term "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the board of directors of the Company; provided, however, that during any period the Compensation Committee is not constituted, the term shall mean the board of directors of the Company.

                     (g) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                     (h) The term "COMPANY" shall mean Pegasus Systems, Inc., a Delaware Corporation, its corporate successors, and the surviving corporation resulting from any merger of Pegasus Systems, Inc. with any other corporation or corporations.

                     (i) The term "COMPENSATION" shall mean the sum of a Participant's base salary and bonus actually paid during a calendar month.

                     (j) The term "DATE OF PARTICIPATION" shall mean the date the Compensation Committee specifies as the first day an Employee commences participation in the Plan.

                     (k) The term "DETERMINATION DATE" shall mean the date on which a Participant ceases to be an Employee for any reason.

                     (l) The term "EARLY RETIREMENT " shall mean the termination of the Participant's status as an Employee after the Participant attains age fifty
                            (50), provided such termination is approved by the Compensation Committee as a "retirement" for purposes of this Plan.

                     (m)    The term "EFFECTIVE DATE" shall mean January 1,
                            2000.

                     (n) The term "EMPLOYEE" shall mean a common law employee of the Company.

                     (o) The term "FINAL AVERAGE COMPENSATION" shall mean the highest average monthly Compensation received by the Participant from the Company during any period of thirty-six (36) consecutive calendar months within the period of one hundred and twenty (120) consecutive calendar months ending on the Participant's Determination Date. If the Participant is an Employee of the Company for less than thirty-six (36) consecutive calendar months, the Participant's Final Average Compensation shall be the average monthly Compensation received by the Participant from the Company during the Participant's period as an Employee ending on the Participant's Determination Date.


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                     (p)    The terms "NORMAL RETIREMENT" and "LATE RETIREMENT"
                            shall each mean the termination of the Participant's status as an Employee after the Participant attains age sixty (60).

                     (q) The term "PARTICIPANT" shall mean an Employee who is selected to participate in the Plan pursuant to
                            Article III.

                     (r) The term "PLAN" shall mean the Pegasus Systems, Inc. Supplemental Employee Retirement Plan as set forth herein, as amended from time to time.

                     (s) The term "PLAN YEAR" shall mean the 12-month period beginning on each January 1st and ending on the subsequent December 31st.

                     (t) The term "TOTAL AND PERMANENT DISABILITY" shall mean:

                            (i) The mental or physical disability, either occupational or non-occupational in cause, which satisfies the definition of "total and permanent disability" (or any corresponding term) as set forth in the employment agreement then in effect between the Company and the Participant; or

                            (ii) If there is no employment agreement then in effect between the Company and the Participant or if the employment agreement then in effect has no such defined term or concept, the mental or physical disability, either occupational or non-occupational in cause, which satisfies the definition of "total and permanent disability" (or any corresponding term) as set forth in the principal long-term disability policy or plan provided by the Company then covering the Participant; or

                            (iii) If there is no such policy then covering the Participant, the mental or physical disability which, as determined by the Compensation Committee in good faith upon receipt of and in reliance on sufficient competent medical advice from one or more individuals selected by the Compensation Committee who are qualified to give professional medical advice, impairs or is expected to impair the Participant's ability to substantially perform the Participant's duties as an Employee of the Company for a period of at least one hundred eighty (180) consecutive days.

                     (u) The term "YEAR OF PARTICIPATION" shall mean the period of time, computed to the nearest completed month, commencing on the Participant's Date of Participation in the Plan and ending on the Participant's Determination Date.

                     (v) The term "YEAR OF SERVICE" shall mean the period of time, computed


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                            to the nearest completed month, commencing on the
                            Participant's date of hire as an Employee of the Company and ending on the Participant's Determination Date. Notwithstanding the preceding sentence, the Compensation Committee may credit a Participant with additional full or partial Years of Service for all or any period during which the Participant rendered services for the Company in a status other than as an Employee.

          2.2 Construction. Except when otherwise indicated by the context, the masculine shall also include the feminine gender and the singular shall also mean the plural.



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                                   ARTICLE III

                                  PARTICIPATION

          3.1 Selection of Participants. Participation in the Plan shall be limited to those select management Employees of the Company who are designated as Participants by the Compensation Committee. No person shall have an automatic right to be selected as a Participant.



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                                   ARTICLE IV

                                    BENEFITS


          4.1 Eligibility for Benefits. A Participant shall be eligible for a benefit determined in accordance with the provisions of Section 4.2 if the Participant's Determination Date occurs due to one of the following reasons:

                     (a)    Normal Retirement or Late Retirement;

                     (b)    Early Retirement;

                     (c)    Death;

                     (d)    Total and Permanent Disability; or

                     (e) If Paragraphs (a) through (d) do not apply, termination as an Employee after the completion of
                            (4) four Years of Participation for any reason other than Cause.

          4.2 Amount of Benefits. The benefit payable to the Participant or the Participant's Beneficiary under the Plan shall be determined as follows:

                     (a) Normal Retirement or Late Retirement. A monthly benefit equal to the Participant's Accrued Benefit commencing on the first day of the month following the Participant's Determination Date.

                     (b) Early Retirement. A monthly benefit equal to the Participant's Accrued Benefit commencing on the first day of the month coinciding with or next following the Participant's sixtieth (60th) birthday. Alternatively, the Participant may, no later than six (6) months prior to the Participant's Determination Date, elect to receive reduced monthly payments commencing on the first (1st) day of any month after the Participant's Determination Date. The reduced benefit is equal to the Participant's Accrued Benefit reduced by 4% for each year (pro-rated for partial years) between the date of the Participant's first benefit payment and the first month coinciding with or next following the Participant's sixtieth (60th) birthday.

                     (c) Death. A single lump sum payment that is Actuarially Equivalent to the Participant's Accrued Benefit.

                     (d) Total and Permanent Disability. A monthly benefit commencing on the first (1st) day of the month coinciding with or next following the


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                           Participant's sixtieth (60th) birthday. The amount of
                           the benefit is the Participant's Accrued Benefit determined using the Years of Service the Participant would have at age sixty (60) and the Participant's Final Average Compensation at the time of the Participant's termination as an Employee for Total and Permanent Disability. Such benefit shall be reduced by any benefit the Participant receives from the long term disability plan provided by the Company.

                     (e) Termination. A monthly benefit equal to the Participant's Accrued Benefit commencing on the first (1st) day of the month coinciding with or next following the Participant's sixtieth (60th) birthday.

          4.3. Form of Payment. Except as otherwise specifically provided, payment of benefits from this Plan, if any, shall be payable as a single life annuity during the Participant's lifetime with the last payment to be made for the month in which the Participant's death occurs.

          4.4 Optional Forms of Payment. In lieu of the form and amount of benefit payable under Section 4.3, a Participant may, no later than six (6) months prior to the date benefits commence, elect a benefit of Actuarially Equivalent value to the payment specified in Section 4.3 in one of the following forms:

                     (a) Monthly payments to the Participant during the Participant's life and, if the Participant is survived by a Beneficiary, continuing monthly payments in the amount of 50% or 100% of the amount payable to the Participant to such Beneficiary for the Beneficiary's lifetime.

                     (b) Monthly payments to the Participant during the Participant's life and, if the Participant dies within one hundred twenty (120) months of the date the Participant's benefits commenced, continuing monthly payments of the same amount to the Participant's Beneficiary for the balance of such one hundred twenty (120) month period.

                     (c) Monthly payments to the Participant or the Participant's Beneficiary for a period of one hundred twenty (120) months.



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                                    ARTICLE V

                            FUNDING AND OTHER MATTERS

          5.1 Funding. All amounts paid under the Plan shall be paid in cash from the general assets of the Company or in such form from such other funding vehicle as the Board of Directors shall provide; provided, however, that all assets paid into any funding vehicle hereunder shall at all times prior to payment to the Participant or Beneficiary remain subject to the general creditors of the Company. No participants shall have any right, title, or interest whatever in or to, or any preferred claim in or to, any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing the payments described in the Plan. Nothing contained in the Plan and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and the Participant or any other person. Neither the Participant nor a Beneficiary of the Participant shall acquire any interest greater than that of an unsecured creditor in any assets of the Company or in any investment reserves, accounts, or funds that the Company may purchase, establish or accumulate for the purposes of paying benefits hereunder.

          5.2 Continued Employment. Nothing contained in the Plan shall be construed as conferring upon the Participant the right to continue in the employment of the Company in any capacity or as otherwise affecting the employment relationship.

          5.3 Restriction on Assignment. The benefits provided hereunder are intended for the personal security of persons entitled to payment under the Plan and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of any Participant or his Beneficiary may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal equitable process nor shall they be an asset in bankruptcy.

          5.4 Binding on Company, Participants and Their Successors. The Plan shall be binding upon the parties hereto, the successors and assigns of the Company and the heirs, executors and administrators of the Participants.

          5.5 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Texas.

          5.6 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.


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                                   ARTICLE VI

                                 ADMINISTRATION

          6.1 Administration. The Compensation Committee shall be responsible for the general administration of the Plan. The Compensation Committee shall have that authority to make rules to administrator and interpret the Plan, to decide questions arising under the Plan, and to take such other action as may be appropriate to carry out the purposes of the Plan.

          6.2 Finality of Determination. The determination of the Compensation Committee as to any disputed questions arising under the Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons. The Compensation Committee's determinations as to which Employees shall be Participants and the specific benefits which shall be paid to or on behalf of each such Participant shall be final, binding, and conclusive upon all persons.

          6.3 Expenses. The expenses of administering the Plan shall be borne by the Company.

          6.4 Indemnification and Exculpation. The members of the Compensation Committee, the board of directors, and the officers, directors, and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's fraud or willful misconduct.



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                                   ARTICLE VII

                            AMENDMENT AND TERMINATION


          7.1 Amendment and Termination. The board of directors of the Company may at any time amend or terminate the Plan. However, if the Plan should be amended or terminated, the Company shall be liable for any benefits accrued under the Plan as of the date of such action for Participants who are or have been employed by the Company, where such accrued benefits shall be the actuarially determined benefits as of such date of amendment or discontinuance which each Participant or Beneficiary is receiving under the Plan or, with respect to Participants who are in the employment of the Company on such date, which each such Participant would have received as of such date under the Plan if the Participant's employment had terminated as of the date of amendment or termination, unless such benefit is otherwise provided by the Company.




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